                                  SCHEDULE 14A
                                 (RULE 14A-101)

             INFORMATION REQUIRED IN CONSENT SOLICITATION STATEMENT
                            SCHEDULE 14A INFORMATION

            CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    /X/
Filed by a Party other than the Registrant    / /

Check the appropriate box:
/X/     Preliminary Consent Solicitation Statement
/ / Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Consent Solicitation Statement
/ /     Definitive Consent Solicitation Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-12


                               SENSAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)




--------------------------------------------------------------------------------
    (Name of Person(s) Filing Consent Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:
        2)     Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4)     Proposed maximum aggregate value of transaction:
        5)     Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
        2)     Form, Schedule or Registration Statement No.:
        3)     Filing Party:
        4)     Date Filed:

                 [LETTER TO BE DISTRIBUTED TO ALL STOCKHOLDERS]

                               SENSAR CORPORATION
                              One Jenner, Suite 100
                            Irvine, California 92618

To Our Stockholders:

         In connection with the closing of our merger with VitalStream, Inc., our Board of Directors has approved, and is seeking stockholder approval for, the change our name from Sensar Corporation to VitalStream Holdings, Inc. During the next year, we plan to take various steps to strengthen the name recognition of VitalStream, Inc. within its industry and in the financial markets. As part of this effort, we desire to ensure that the name under which we are registered, our trading symbol and the name under which we do business all tie in as closely as possible to the "VitalStream" name and mark.

         In order to gain approval for the proposed name change as quickly and efficiently has possible, the Board of Directors has determined to seek approval for the name change by majority written consent. We are not holding a meeting of stockholders in connection with the proposed name change. We do, however, expect to hold an annual meeting later in 2002 in order to elect directors and consider other matters of importance to the stockholders.

         Prior to sending this letter and attached Consent Solicitation Statement to all of the stockholders of the company, we circulated such materials to, and solicited consents from, a small group of significant stockholders and were able to obtain signed written consents approving the proposed name change from the holders of a majority of the outstanding common stock. ACCORDINGLY, BY MEANS OF THIS LETTER, WE ARE PROVIDING YOU WITH NOTICE THAT THE PROPOSED AMENDMENT CHANGING THE NAME OF THE COMPANY FROM SENSAR CORPORATION TO VITALSTREAM HOLDINGS, INC. HAS RECEIVED APPROVAL OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, AND UNLESS WE PROVIDE NOTICE TO THE CONTRARY, WE PLAN TO FILE A CERTIFICATE CHANGING THE NAME OF THE COMPANY TO VITALSTREAM HOLDINGS, INC. ON OR ABOUT JUNE __, 2002.

         The Consent Solicitation Statement on the following pages describes the matters presented to the stockholders in this consent solicitation. If you desire to add your consent to those already received by the Company, our Board of Directors requests that you sign, date and return your consent. If you submit a properly executed consent to us by June ___, 2002 (unless this date is extended by our Board of Directors), your stock will be voted in favor of the proposed name change.

                                           May ___, 2002

                                           PAUL S. SUMMERS
                                           President and Chief Executive Officer

[FORM OF LETTER TO BE SENT TO SMALL GROUP OF STOCKHOLDERS PRIOR TO THE DELIVERY OF THE OTHER LETTER TO ALL STOCKHOLDERS. IF WE ARE UNABLE TO QUICKLY OBTAIN CONSENT FROM A MAJORITY BY SUCH METHOD, THIS LETTER WILL BE SENT TO ALL STOCKHOLDERS]

                               SENSAR CORPORATION
                              One Jenner, Suite 100
                            Irvine, California 92618


To Our Stockholders:

         In connection with the closing of our merger with VitalStream, Inc., our Board of Directors has approved, and is seeking stockholder approval for, the change our name from Sensar Corporation to VitalStream Holdings, Inc. During the next year, we plan to take various steps to strengthen the name recognition of VitalStream, Inc. within its industry and in the financial markets. As part of this effort, we desire to ensure that the name under which we are registered, our trading symbol and the name under which we do business all tie in as closely as possible to the "VitalStream" name and mark.

         In order to gain approval for the proposed name change as quickly and efficiently has possible, the Board of Directors has determined to seek approval for the name change by majority written consent. We are not holding a meeting of stockholders in connection with the proposed name change. We do, however, expect to hold an annual meeting later in 2002 in order to elect directors and consider other matters of importance to the stockholders.

         By means of this consent solicitation, you are being asked to approve an amendment to our Articles of Incorporation to effect the change in our name from Sensar Corporation to VitalStream Holdings, Inc. Our Board of Directors unanimously recommends that you consent to this proposal.

         The Consent Solicitation Statement on the following pages describes the matters being presented to you in this consent solicitation.

         Our Board of Directors requests that you sign, date and return your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent to us by June ___, 2002 (unless this date is extended by our Board of Directors), your stock will be voted in favor of the proposed name change.


                                           May ___, 2002

                                           PAUL S. SUMMERS
                                           President and Chief Executive Officer

                               SENSAR CORPORATION
                              One Jenner, Suite 100
                            Irvine, California 92618

                          ----------------------------

                         CONSENT SOLICITATION STATEMENT

                          -----------------------------

                               GENERAL INFORMATION

INFORMATION REGARDING CONSENTS

         This Consent Solicitation Statement is furnished in connection with the solicitation of stockholder consents by the Board of Directors of Sensar Corporation. Our Board is soliciting these consents in lieu of a meeting of stockholders, in connection with the proposed change in our name from Sensar Corporation to VitalStream Holdings, Inc. Only stockholders of record at the close of business on our record date of May 15, 2002 will be entitled to submit a written consent.

         We are incorporated in the State of Nevada and are therefore subject to Title 7 of the Nevada Revised Statutes. Section 78.320 of the Nevada Revised Statutes permits our stockholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of our voting power. Our Board of Directors has determined that the consents must be received by June ___, 2002; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if we receive executed consents approving the proposed name change from the holders of a majority of the outstanding shares of our common stock by June ___, 2002 (unless the Board extends this date), the proposed name change will be approved.

         All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the proposed action are received by us by June ___, 2002 (unless this date is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before June ___, 2002 (or, if this date is extended by our Board of Directors, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to Philip N. Kaplan, Secretary, Sensar Corporation, One Jenner, Suite 100, Irvine, California 92618.

         We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND CONSENT RIGHTS

         Only our stockholders of record as of the close of business on the record date, May 15, 2002, will be entitled to submit a consent on the accompanying form. On that date, there were listed as outstanding ____________ shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the proposed name change. To be counted toward the votes required for approval of the proposed name change, your consent must be delivered to us by June ___, 2002 (unless this date is extended by our Board of Directors). Under Nevada law and our charter documents, abstentions and broker non-votes will have the same effect as withheld consents.

         This Consent Solicitation Statement is dated as of May __, 2002, and is first being mailed to stockholders on or about May ___, 2002.

                 PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION
                               TO CHANGE OUR NAME

         Our Board of Directors has proposed to amend our Articles of Incorporation to change our name from Sensar Corporation to VitalStream Holdings, Inc. A copy of the proposed Amendment to our Articles of Incorporation is attached to the form of Written Consent of Stockholder of Sensar Corporation enclosed herewith as Annex A. If the amendment is approved, we intend to file a Certificate of Amendment with the Secretary of State of Nevada on the later of June __, 2001 or the earliest date permitted by law.

PURPOSE OF PROPOSED NAME CHANGE

         As a result of our merger with VitalStream, Inc. ("VitalStream"), we acquired the business operations of VitalStream. During the next year, we plan to take various steps to strengthen the name recognition of VitalStream within its industry and in the financial markets. As part of this effort, we desire to ensure that the name under which we are registered, our trading symbol and the name under which we do business all tie in as closely as possible to the "VitalStream" name and mark.

         If the name change is approved, we will request a new ticker symbol that more closely resembles the new name. Our wholly-owned subsidiary will continued to be called VitalStream, Inc. and will continue to be our main operating company.

EXCHANGE OF SHARE CERTIFICATES

         If the name change is approved by our stockholders, validly issued certificates representing shares of common stock of Sensar Corporation will for all purposes be recognized as validly issued certificates of VitalStream Holdings, Inc. and will represent one share of common stock of VitalStream Holdings, Inc. for each share of common stock of Sensar Corporation represented by such certificate. Each holder of record of a certificate for one or more shares of our common stock as of the effective date of the name change will be entitled to receive, as soon as practicable, and upon surrender of each such certificate to the officer or agent having charge of our stock transfer books, a certificate or certificates with the name VitalStream Holdings, Inc. for each share of common stock of Sensar Corporation represented by the certificate of such holder immediately prior to the effective date of the name change Any legends set forth on any existing certificate will also be set forth on the corresponding replacement certificate.

EFFECTIVE TIME OF AMENDMENT

         If stockholder approval is obtained, we plan to file a certificate of amendment effecting the name change on the later of June __, 2002 or the earliest date permitted by law.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME FROM SENSAR CORPORATION TO VITALSTREAM HOLDINGS, INC.

                                CHANGE IN CONTROL

         On April 23, 2002, we and a wholly-owned subsidiary consummated a merger (the "Merger") with VitalStream, Inc., pursuant to which the subsidiary was merged with an into VitalStream, with VitalStream surviving as a wholly-owned subsidiary of Sensar Corporation.

         In connection with the Merger, all of our officers and directors resigned and were replaced by the management team and directors of VitalStream. Paul S. Summers, co-founder of VitalStream, became our Chairman, President and Chief Executive Officer; Philip N. Kaplan, co-founder of VitalStream, became our Chief Operating Officer and Secretary and a director; Kevin D. Herzog became our Chief Financial Officer and Treasurer; David R. Williams became our Vice President of Operations; and Stephen Smith became our Chief Technical Officer. Our new Board of Directors includes Paul Summers, Philip Kaplan, Peter Grubstein and Leonard Wanger.

         As a result of the Merger, all of the outstanding shares of VitalStream capital stock were converted into the right to receive an aggregate of 15,228,521 shares of our common stock, representing approximately 69% of the outstanding shares of our common stock following the Merger. In addition, the approximately 80 former VitalStream stockholders will have the right to receive contingent consideration up to an additional 13,000,282 shares of our common stock, potentially increasing their aggregate ownership to approximately 80%. The Merger was consummated in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and accordingly, all shares of our common stock received in the Merger are "restricted securities."

         No individual former VitalStream stockholder is expected to beneficially own more than 16% of the outstanding shares of our common stock as a result of the Merger. We have not been informed that any of the approximately 80 former VitalStream stockholders intend to vote or act as a group with respect to our common stock. Each of the Paul Summers, our new Chief Executive Officer and Chairman, and Philip Kaplan, our new Chief Operating Officer and a director, beneficially own approximately 13.5% of our outstanding common stock as a result of the Merger.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of May 15, 2002, as to each person who beneficially owns of record more than 5% of our outstanding common stock, and information as to the ownership of our common stock by each person serving as a director or executive officer of us and by all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares will be owned directly, and the persons named in the table will have sole voting and investment power with respect to shares shown as beneficially being owned by them.


                                                                              ASSUMES INITIAL MERGER
                                      ASSUMES INITIAL MERGER                  CONSIDERATION PLUS FULL
                                      CONSIDERATION ONLY(1)                 CONTINGENT CONSIDERATION(2)
                             --------------------------------------    --------------------------------------
                              OWNERSHIP OF     PERCENTAGE OWNERSHIP     OWNERSHIP OF    PERCENTAGE OWNERSHIP
           NAME              COMMON STOCK(3)    OF COMMON STOCK(4)     COMMON STOCK(3)    OF COMMON STOCK(4)
------------------------     ---------------   --------------------    ---------------   --------------------
  EXECUTIVE OFFICERS AND
       DIRECTORS(5)

Paul S. Summers                   2,980,420           13.5%                 5,524,743           15.7%
Philip N. Kaplan               3,016,767(6)          13.7%(6)            5,592,118(7)         15.9%(7)
Kevin D. Herzog                  519,029(8)          2.3%(8)               962,112(9)          2.7%(9)
Stephen Smith                   572,518(10)          2.6%(10)           1,061,264(11)         3.0%(11)
David R. Williams               599,278(12)          2.7%(12)           1,110,868(13)         3.1%(13)
Peter Grubstein                  96,926(14)          0.4%(14)             179,672(15)         0.5%(15)
Leonard Wanger                  133,272(16)          0.6%(16)             247,043(17)         0.7%(17)

                                                                              ASSUMES INITIAL MERGER
                                      ASSUMES INITIAL MERGER                  CONSIDERATION PLUS FULL
                                      CONSIDERATION ONLY(1)                 CONTINGENT CONSIDERATION(2)
                             --------------------------------------    --------------------------------------
                              OWNERSHIP OF     PERCENTAGE OWNERSHIP     OWNERSHIP OF    PERCENTAGE OWNERSHIP
           NAME              COMMON STOCK(3)    OF COMMON STOCK(4)     COMMON STOCK(3)    OF COMMON STOCK(4)
--------------------------   ---------------   --------------------    ---------------   --------------------
5% STOCKHOLDERS
(WHO  ARE  NOT   EXECUTIVE
OFFICERS OR DIRECTORS(8))


Liberty Wanger Asset
Management                    2,114,238(18)           9.6%(18)          3,919,120(19)        11.2%(19)


ALL EXECUTIVE OFFICERS
AND DIRECTORS AS A GROUP
(7 PERSONS)                     7,918,210              35.2%              14,677,820           40.9%

-------------------------------

(1) Assumes that only the aggregate initial Merger consideration of 15,228,521 shares of our common stock and options and warrants to purchase 2,096,479 shares of our common stock are received by VitalStream stockholders and option holders.

(2) Assumes receipt by the VitalStream stockholders, option holders and warrant holders of all of the 28,228,803 shares of our common stock and options and warrants to purchase 3,886,197 shares of our common stock that can be received if all contingent consideration of any sort is received in the Merger. The actual amount of consideration to be received by VitalStream stockholders is expected to be between the aggregate initial consideration set forth in note (1) and the amounts set forth in this note (2).

(3) Ownership numbers include shares of our common stock subject to options and warrants that are exercisable within 60 days of May 15, 2002.

(4) In columns under the heading "Assumes Initial Merger Consideration Only," the percentages shown are based on the sum of (a) the 22,097,317 shares of our common stock issued and outstanding on May 15, 2002, and
         (b) the shares of our common stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) and exercisable within 60 days of May 15, 2002. In columns under the heading "Assumes Initial Merger Consideration Plus Full Contingent Consideration," the percentages shown are based on the sum of (a) the 22,097,317 shares of our common stock issued and outstanding on May 15, 2002, (b) the shares of our common stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) and exercisable within 60 days of May 15, 2002, (c) the additional 13,000,282 shares of our common stock that would be issued if all contingent consideration is received in the Merger, and (d) any additional shares of our common stock that would become subject options and warrants held by the person with respect to whom the calculation is made if all contingent consideration is received in the Merger.

(5) Unless otherwise specified, the address of each stockholder is One Jenner, Suite 100, Irvine, CA 92618.

(6) Represents 2,980,420 shares owned by Philip N. Kaplan, and 36,347 shares owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(7) Represents 5,524,743 shares owned by Philip N. Kaplan, and 67,375 shares owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(8) Represents 399,812 shares of our common stock and options to purchase 119,217 shares of our common stock.

(9) Represents 741,122 shares of our common stock and options to purchase 220,990 shares of our common stock.

(10) Represents 418,954 shares of our common stock and options to purchase 153,564 shares of our common stock.

(11) Represents 776,605 shares of our common stock and options to purchase 284,659 shares of our common stock.

(12) Represents 445,714 shares of our common stock and options to purchase 153,564 shares of our common stock.

(13) Represents 826,209 shares of our common stock and options to purchase 284,659 shares of our common stock.

(14) Represents 48,463 shares of our common stock owned by Mr. Grubstein and 48,463 shares of our common stock owned by Lyme Investments, LLC. Mr. Grubstein has sole voting power and sole investment power in Lyme Investments, LLC. The address for Lyme Investments is 1705 East Valley Road, Santa Barbara, CA 93108.

(15) Represents 89,836 shares of our common stock owned by Mr. Grubstein and 89,836 shares of our common stock owned by Lyme Investments, LLC. Mr. Grubstein has sole voting power and sole investment power in Lyme Investments, LLC.

(16) Represents 96,925 shares of our common stock owned by Mr. Wanger, and 36,347 shares of our common stock held in a trust that is beneficially owned by Mr. Wanger. The address for Mr. Wanger is 121 West Chestnut, #2403, Chicago, IL 60610

(17) Represents 179,668 shares of our common stock owned by Mr. Wanger, and 67,375 shares of our common stock held in a trust that is beneficially owned by Mr. Wanger.

(18) Represents 1,472,651 shares of our common stock held of record by Acorn Investment Trust and 641,587 shares of our common stock held of record by Westcoast & Co. These holdings are managed by Liberty Wanger Asset Management, which holds the power to vote and dispose of such shares. Mr. John Park is the employee of Liberty Wanger Asset Management with responsibility for managing this investment. The address for Liberty Wanger is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(19) Represents 2,729,823 shares of our common stock held of record by Acorn Investment Trust and 1,189,297 shares of our common stock held of record by Westcoast & Co. These holdings are managed by Liberty Wanger Asset Management, which holds the power to vote and dispose of such shares. Mr. John Park is the employee of Liberty Wanger Asset Management with responsibility for managing this investment. The address for Liberty Wanger is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

              WRITTEN CONSENT OF STOCKHOLDERS OF SENSAR CORPORATION

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


         The undersigned stockholder of record of Sensar Corporation (the "Company") as of June ___, 2002 hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of common stock of the Company ("Common Stock") held by the undersigned, to the following action without a meeting.

         1. Proposal to amend the Articles of Incorporation of the Company to change the name of the Company from Sensar Corporation to VitalStream Holdings, Inc.

         RESOLVED, that the amendment to the Articles of Incorporation of the Company attached hereto as Annex A is hereby approved.

         / / CONSENT/FOR      / / CONSENT WITHHELD/AGAINST       / / ABSTAIN


INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSED AMENDMENT, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSED AMENDMENT, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT.

PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.


                                      Dated: ______________, 2002


                                      ----------------------------------------
                                      [print name of record stockholder as set forth on certificate]


                                      ----------------------------------------
                                      [signature of record stockholder or person authorized to sign on behalf of record stockholder]


                                      ----------------------------------------
                                      [Title or authority of authorized person, if applicable]


                                      ----------------------------------------
                                      [signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written consents in substantially the same form, shall be treated as a single consent of stockholders.

                                                                         ANNEX A

                                    AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               SENSAR CORPORATION


         Article I of the Articles of Incorporation of the Company is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

                      The name of the Corporation shall be:

                           VitalStream Holdings, Inc.